                                                                     EXHIBIT 2.2


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG

                               PALWEB CORPORATION,

                               PP FINANCIAL, INC.

                                       AND

                               PACE HOLDING, INC.







                          Dated as of January 21, 2000

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of the 21st day of January, 2000, is entered into by and among Palweb Corporation, a Delaware corporation ("Palweb"), PP Financial, Inc., a Texas corporation and wholly owned subsidiary of Palweb ("Sub"), Pace Holding, Inc., an Oklahoma corporation ("Target") and the Shareholder. Palweb, Sub, Target and the Shareholder are referred to collectively herein as the "Parties" and individually as a "Party."


                                    RECITALS

         A. The board of directors of each of Palweb, Sub and Target have determined that it is in the best interests of Palweb, Sub and Target, and their respective shareholders, to approve the merger of Target with and into Sub with Sub being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement (the "Merger") and have approved and adopted the Merger upon the terms and conditions set forth in this Agreement.

         B. For federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and that this Agreement constitute a plan of reorganization for purposes of Section 368(a).

         C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

         D. Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Section 13.

                              TERMS AND CONDITIONS

         In consideration of the foregoing recitals and the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       THE MERGER.

         1.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Target shall be merged with and into Sub in accordance with the provisions of this Agreement.

         1.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Target shall cease and Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effects specified in this Agreement, the TBCA and the OGCA.

         1.3 GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                  (a) The certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

                  (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

                  (c) The directors and officers of Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable law.

         1.4      EFFECT ON SECURITIES.

                  (a) PALWEB AND SUB SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Palweb Common Stock and all other securities of Palweb outstanding immediately prior to the Effective Time and each share of Sub Common Stock and all other securities of Sub outstanding immediately prior to the Effective Time shall remain outstanding and continue unaffected by the Merger, and each certificate or other instrument evidencing ownership of any such shares or other securities shall continue to evidence ownership of the same number of shares or other securities of Palweb and Sub.

                  (b)      TARGET SECURITIES.

                           (i) TARGET COMMON STOCK. At the Effective Time, by
                  virtue of the Merger and without any action on the part of any holder thereof, each share of Target Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 655.265 shares of validly issued, fully paid and nonassessable Palweb Common Stock (for a total of 50,000,000 shares of Palweb Common Stock). Each share of Target Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding, and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Palweb Common Stock, to be issued in exchange therefor.

                           (ii) TARGET TREASURY STOCK. At the Effective Time, by
                  virtue of the Merger, any and all shares of Target Common Stock that are issued and held as treasury stock shall be canceled and retired and shall cease to exist, and no shares of

                  Palweb Common Stock or other consideration shall be paid or payable in exchange therefor.

                           (iii) NO OTHER SECURITIES. At the Effective Time, the
                  provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Target or any Subsidiary of Target shall become null and void, and Target shall take all necessary actions to ensure that, following the Effective Time, no holder of rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of Target, Sub, Palweb or any direct or indirect Subsidiary thereof.

         1.5 PAYMENT OF THE MERGER CONSIDERATION. Certificates representing the Palweb Common Stock constituting the Merger Consideration shall be delivered by Palweb to the Shareholder at the Closing (against surrender by the Shareholder of certificates representing Target Common Stock) or as otherwise provided in Section 1.6 below. The Palweb Common Stock issued in connection with this Agreement will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred by the holder thereof pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Certificates representing the Palweb Common Stock shall bear a legend indicating such restrictions.

         1.6 EXCHANGE OF CERTIFICATES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Target shall use reasonable efforts to cause the Shareholder to deliver for cancellation at the Closing all certificates representing Target Common Stock. Until surrendered as provided in this Agreement, each certificate representing Target Common Stock shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the Merger Consideration as provided by this Agreement. No dividends or other distributions will be paid by Palweb to the holder of any unsurrendered certificate representing Target Common Stock until such certificate or agreement has been duly surrendered. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate representing Target Common Stock, Palweb shall cause to be delivered to the Person entitled thereto, without interest, the amount of dividends or other distributions theretofore paid with respect to the Palweb Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

         1.7 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately when the certificates of merger ("Certificates of Merger") in accordance with the TBCA and the OGCA are accepted for filing by the respective Secretaries of State of Texas and Oklahoma or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time"). The Certificates of Merger shall be filed, and the Effective Time shall occur, on the Closing Date immediately after the Closing.

         1.8 TAKING OF FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving

Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Sub or Target, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.

2. REPRESENTATIONS AND WARRANTIES OF TARGET. As a material inducement to Palweb and Sub to enter into this Agreement and consummate the transactions contemplated herein, Target represents and warrants to Palweb and Sub, as of the date of this Agreement, as follows:

         2.1 ORGANIZATION, POWER AND QUALIFICATION. Target and its Subsidiary are each a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Except as provided on
SCHEDULE 2.1, Target and its Subsidiary are duly authorized to conduct business and are in good standing under the law of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiary taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as provided on SCHEDULE 2.1, Target and its Subsidiary have all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Target has delivered to Palweb complete and correct copies of the Organizational Documents of Target and its Subsidiary, as currently in effect.

         2.2 AUTHORITY; POWER; BINDING EFFECT. The execution, delivery and performance of this Agreement by Target have been authorized by all necessary action on the part of Target and the Shareholder and no other proceedings (corporate or other) on the part of Target are necessary to authorize the execution, delivery and performance of this Agreement. Target has the requisite right, power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby and to take any and all other actions required to be taken by it pursuant to this Agreement. This Agreement has been duly executed and delivered by Target and, assuming the due execution and delivery of this Agreement by Palweb and Sub, constitutes the legal, valid and binding obligation of Target enforceable against Target in accordance with its terms and conditions.

         2.3 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Target will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement or as set forth in SCHEDULE 2.3:
(a) violate or conflict with any provision of the Organizational Documents of Target or its Subsidiary; (b) violate any provision of any law of any Governmental Entity applicable to Target or its Subsidiary; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Target or its Subsidiary is a party or by which Target or its Subsidiary is bound or to which any of their Assets are subject; (d) result in the imposition of any Encumbrance on Target or its Subsidiary or any of their Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

         2.4 OWNERSHIP OF TARGET'S CAPITAL STOCK. To Target's Knowledge, the Shareholder is the lawful record and beneficial owner of all of Target's issued and outstanding capital stock comprised solely of 76,305 shares of common stock, par value $0.01 per share (referred to herein as the "Target Common Stock"), free and clear of any Encumbrances except as set forth on SCHEDULE 2.4, and all of such shares have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Target to issue, sell or otherwise cause to become outstanding any of its capital stock.

         2.5 FINANCIAL STATEMENTS. True and complete copies of the audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow of Target and its Subsidiary, as of and for the years ended September 30, 1997, and 1998 (the "Audited Financial Statements"), are attached hereto as SCHEDULE 2.5(A). True and complete copies of the unaudited consolidated balance sheet and statement of income, changes in stockholders' equity, and cash flow of Target and its Subsidiary, as of and for the year ended September 30, 1999 (the "Unaudited Financial Statements"), are attached hereto as SCHEDULE 2.5(B). The unaudited interim consolidated balance sheet and statement of income, changes in stockholders' equity and cash flow of Target and its Subsidiary (the "Interim Balance Sheet") as of and for the two months ended November 30, 1999 (the "Interim Balance Sheet Date") (collectively, the "Interim Financial Statements") are attached hereto as SCHEDULE 2.5(C). The Audited Financial Statements and the Unaudited Financial Statements fairly present the financial condition of Target and its Subsidiary as of their respective dates and fairly present the results of operations and cash flows of Target and its Subsidiary for the periods indicated (subject, in the case of the Interim Financial Statements, to non-material changes resulting from audit and customary year-end adjustments).

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Target nor its Subsidiary has any Liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) Liabilities set forth on the face of the Interim Balance Sheet (excluding the notes thereto); (ii) Liabilities arising in the Ordinary Course of Business under any agreement, contract, commitment, lease or plan specifically set forth in SCHEDULE 2.6 (or not required to be disclosed under Section 2.6 because of the term or amount involved); and (iii) current Liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date.

         2.7      CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE 2.7 lists all written contracts and other written agreements to which Target or its Subsidiary is a party the performance of which will involve consideration in excess of $25,000.

                  (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in SCHEDULE 2.7 (or not required to be listed thereon because of the terms thereof), is enforceable in accordance with its terms. Except as set forth in SCHEDULE 2.7, Target and its Subsidiary are, and, to Target's Knowledge, all other parties thereto are, in compliance with the provisions thereof and, to Target's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Target has delivered to Palweb true, correct and complete copies of each of the written, and a correct and complete summary of each of the oral, agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in SCHEDULE 2.7.

         2.8 TITLE TO ASSETS. Target and its Subsidiary have good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances excepting only (i) the Liabilities expressly reflected or reserved against on the face of the Interim Balance Sheet (rather than any notes thereto) and (ii) Permitted Encumbrances.

         2.9 CONDUCT OF TARGET SINCE THE INTERIM BALANCE SHEET DATE. Except as set forth in SCHEDULE 2.9, since the Interim Balance Sheet Date, Target and its Subsidiary have conducted their businesses only in the Ordinary Course of Business and have not, except in the Ordinary Course of Business suffered any material adverse change in their business, operations, Assets, prospects or condition (financial or otherwise).

         2.10 LITIGATION; DECREES. To Target's Knowledge, there are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Target or the Shareholder in connection with this Agreement. Except as set forth in SCHEDULE 2.10: (i) there are no lawsuits, claims, administrative or other Proceedings or investigations pending or, to Target's Knowledge, threatened by, against or affecting Target or its Subsidiary or any of their Assets; and (ii) there are no judgments, orders or decrees of any Governmental Entity binding on Target or its Subsidiary or any of their Assets.

         2.11 COMPLIANCE WITH LAW; PERMITS. To Target's Knowledge, except as set forth in SCHEDULE 2.11, Target and its Subsidiary have materially complied with each Law of any Governmental Entity to which Target and its Subsidiary or their business, operations or Assets are subject and are not currently in violation, or alleged by any Governmental Entity to have violated, of any of the foregoing. Target and its Subsidiary own, hold, possess or lawfully use in the operation of their businesses all Permits which are required for it to conduct their businesses as now conducted or for the ownership and use of the Assets, in material compliance with all Laws.

         2.12     TAX MATTERS.

                  (a) Target and its Subsidiary have filed all Income Tax Returns that they were required to file. All such Income Tax Returns were correct and complete in all material respects. All Income Taxes owed by Target and its Subsidiary (whether or not shown on any Income Tax Return) have been paid.

                  (b) There is no material dispute or claim concerning any Income Tax liability of Target or its Subsidiary either (i) claimed or raised by any authority in writing; or (ii) as to which the Shareholder and the directors and officers of Target or its Subsidiary have Knowledge based upon personal contact with any agent of such authority.

                  (c) Target and its Subsidiary are not a party to any Income Tax allocation or sharing agreement.

         2.13 COMMISSIONS OR FINDERS FEES. Neither Target nor any Person acting on behalf of Target has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

         2.14 INTELLECTUAL PROPERTY. SCHEDULE 2.14 identifies each patent or registration which has been issued to Target or its Subsidiary with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Target or its Subsidiary has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission which Target or its Subsidiary has granted to any third party with respect to any of its Intellectual Property.

         2.15 YEAR 2000 PROBLEM. Target and its Subsidiary have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Target or its Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have, to the extent possible, made related inquiry of material suppliers and vendors.

         2.16 DISCLOSURE. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Target, Target has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF PALWEB AND SUB. As a material inducement to Target to enter into this Agreement and consummate the transactions contemplated herein, Palweb and Sub represent and warrant to Target, as of the date of this Agreement, as follows:

         3.1      ORGANIZATION.

                  (a) Palweb is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as presently conducted.

                  (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as presently conducted.

         3.2 AUTHORITY; POWER; BINDING EFFECT. The execution, delivery and performance of this Agreement and the agreements, instruments and documents contemplated hereby (collectively, the "Other Agreements") by Palweb and Sub have been authorized by all necessary corporate action on the part of Palweb and Sub and no other proceedings (corporate or other) on the part of Palweb and Sub are necessary to authorize the execution, delivery and performance of this Agreement and the Other Agreements. Palweb and Sub have the requisite power and authority to execute and deliver this Agreement and the Other Agreements, to consummate the transactions contemplated hereby and thereby and to take any and all other actions required to be taken by it pursuant to the provisions of this Agreement and the Other Agreements. This Agreement and the Other Agreements have been duly executed and delivered by Palweb and Sub and, assuming the due execution and delivery of this Agreement by Target and Shareholder, or the other applicable parties to the Other Agreements, this Agreement and the Other Agreements constitute the legal, valid and binding obligation of Palweb and Sub enforceable against it in accordance with its terms and conditions.

         3.3 PALWEB COMMON STOCK. The Palweb Common Stock to be delivered in connection with the Merger as provided in this Agreement has been duly authorized by Palweb and, when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any Encumbrances (other than the restrictions on transfer contemplated by this Agreement), and no shareholder of Palweb will have any preemptive right of subscription or purchase in respect thereof.

         3.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by Palweb and Sub will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement: (a) violate or conflict with any provision of the Organizational Documents of Palweb or Sub;
(b) violate any provision of any Law of any Governmental Entity applicable to Palweb or Sub; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Palweb or Sub is a party or by which Palweb or Sub is bound or to which any of their Assets is subject; (d) result in the imposition of any Encumbrance on Palweb or Sub or any of their Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

         3.5 COMMISSION DOCUMENTS AND OTHER REPORTS. Palweb has filed all periodic reports required to be filed by it with the Commission (the "Palweb Commission Documents"). As of their respective dates, the Palweb Commission Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and none of the Palweb Commission Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last filed Palweb Commission Document, Palweb has not suffered a material adverse change in its condition (financial or otherwise). The consolidated financial statements of Palweb included in the Palweb Commission Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the regulations of the Commission) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Palweb and its consolidated Subsidiary as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal non-material changes resulting form audit, customary year-end adjustments and the absence of footnote disclosure.

         3.6 COMMISSIONS OR FINDERS FEES. Palweb, Sub and any Person acting on behalf of them have not agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

         3.7 DISCLOSURE. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Palweb and Sub, Palweb and Sub have not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

4.       OTHER COVENANTS AND AGREEMENTS.

         4.1 TAX-FREE REORGANIZATION. It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code. Subject to the terms and conditions hereof, the Parties shall use their reasonable best efforts to cause the merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         4.2 REGISTRATION OF PALWEB COMMON STOCK OWNED BY PACECO FINANCIAL SERVICES, INC. Upon the request of Target's Subsidiary, Paceco Financial Services, Inc., Palweb will use its best efforts to register the Palweb Common Stock owned by Paceco Financial Services, Inc., for sale pursuant to the Securities Act of 1933, as amended and any applicable state securities laws, and Palweb and Paceco Financial Services, Inc., agree to cooperate and to take all actions that may be necessary or appropriate to fully effect such registration of such Palweb Common Stock.

5. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of Palweb or Target:

         5.1 GOVERNMENTAL AND THIRD PARTY CONSENTS AND APPROVALS. All consents, approvals, waivers permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity or other Person (including, without limitation, those set forth in SCHEDULES 2.3) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

         5.2 NO ADVERSE PROCEEDINGS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Entity and remain in effect, and no proceedings seeking the issuance of such an order or injunction, or seeking relief against Palweb, Sub or Target if the Merger is consummated, shall be pending or threatened which, in the good faith judgment Palweb's, Sub's or Target's respective Board of Directors (acting upon the written opinion of their respective outside counsel), has a reasonable probability of resulting in such order, injunction or relief and any such relief would have a material adverse effect on such Party.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PALWEB AND SUB. The obligations of Palweb and Sub under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions (any one or more of which may be waived in whole or in part at the option of Palweb):

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof.

         6.2 PERFORMANCE BY TARGET. All of the covenants and obligations that Target is required to perform or to comply with pursuant to this Agreement must have been duly performed and complied with in all material respects.

         6.3 CLOSING DOCUMENTS. Target or the Shareholder must have delivered to Palweb all of the documents set forth in Sections 8.2 and 8.4.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET. The obligation of Target under this Agreement to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of each the following conditions (any of which may be waived in whole or in part at the option of Target):

         7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Palweb and Sub made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof.

         7.2 PERFORMANCE BY PALWEB AND SUB. All of the covenants, agreements and obligations that Palweb and Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         7.3 CLOSING DOCUMENTS. Palweb must have delivered to Target or the Shareholder all of the documents set forth in Sections 8.3 and 8.4.

8.       CLOSING.

         8.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the date of the execution of this Agreement (the "Closing Date").

         8.2 DOCUMENTS TO BE DELIVERED BY TARGET AND SHAREHOLDER. At the Closing, Target and the Shareholder will deliver to Palweb the following:

                  (a) EVIDENCE OF GOVERNMENTAL AND THIRD-PARTY CONSENTS AND APPROVALS. Evidence in form reasonably satisfactory to Palweb of the receipt of each of the governmental and third-party consents, approvals and waivers.

                  (b) TARGET STOCK CERTIFICATES. Certificates evidencing outstanding shares of Target Common Stock as contemplated by Section 1.5.

                  (c) OTHER DOCUMENTS. Such additional certificates, instruments, documents, information and materials as Palweb may reasonably request.

         8.3 DOCUMENTS TO BE DELIVERED BY PALWEB AND SUB. At the Closing, Palweb and/or Sub will deliver to Target or the Shareholder the following:

                  (a) MERGER CONSIDERATION. Certificates representing the Palweb Common Stock constituting the Merger Consideration shall be delivered to the Shareholder in the amounts and manner as set forth in
         Section 1.5.

                  (b) OTHER DOCUMENTS. Such additional certificates, instruments, documents, information and materials as Target may reasonably request.

         8.4 CONCURRENT CONDITIONS. The performance or tender of performance at Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at Closing to perform, or tender performance of, the obligations of such Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

9.       INDEMNIFICATION BY SHAREHOLDER.

         9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY INVESTIGATION. All representations, warranties, covenants and obligations in this Agreement, any Schedules attached hereto pursuant to Section 2 or otherwise and any certificate or agreement delivered pursuant to this Agreement will survive the Closing to the extent provided in Section 9.3 below. Shareholder will indemnify and will pay to the Palweb the amount of any Damages to the extent provided in Sections 9.3 and 9.4. The right to indemnification based on Breach of the representations, warranties, covenants and obligations of a Party in this Agreement will not be affected by any investigation conducted by the other Party; provided however, notwithstanding anything herein to the contrary, a Party shall not be liable for any damages arising from a Breach which the other Party, or any of their respective officers, counsel or other representatives, had actual Knowledge was incorrect or false prior to the Closing Date. For purposes hereof, Palweb shall be deemed to have actual Knowledge of the facts set forth in the Schedules and the content of the documents described in the Schedules hereto to the extent that true and complete copies thereof have been provided to Palweb. In addition, notwithstanding anything herein to the contrary, it is understood and acknowledged that no claims for Damages may be made as a result of an adverse change after the Closing to the business conducted by Target that results from the consummation of the transactions contemplated herein (but provided such adverse change is not the result of the Breach of any specific representation, warranty or covenant of Target herein) or the actions or inactions of Palweb following the Closing, including, without limitation, any changes in accounting policies or changes to the business formerly conducted by Target.

         9.2      DAMAGES.

                  (a) Damages means the amount of any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), incurred by Palweb or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates arising, directly or indirectly, from and in connection with:

                           (i) any Breach of any representation or warranty made by Target in this Agreement, the Schedules or any other certificate or document delivered by Target pursuant to this Agreement; and

                           (ii) any Breach by Target of any covenant or obligation of Target in this Agreement.

                  (b) Damages also means the amount of any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by Palweb or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates after the Closing Date arising from the defense, compromise, settlement or disposition (including any judgement of a court of competent jurisdiction or award of an arbitrator) of each of the proceedings, claims, actions, threatened claims and disputes identified in SCHEDULE 2.10 or any update or supplement thereto.

                  (c) The amount of any Damages shall be reduced by the amount of any judgment or settlement payment or other payment, if any, actually received by Palweb or Sub from a third party in connection with the resolution or settlement of the applicable disputed matter.

         9.3 TIME LIMITATIONS. Any claims for payment of Damages must be asserted by written notice from Palweb to the Shareholder not later than the first anniversary of the Closing Date.

         9.4 LIMITATIONS ON AMOUNT. Palweb will not be entitled to the payment of any Damages unless and until the amount of Damages exceeds $50,000, and then Palweb will only be entitled to payment of any Damages in excess of $50,000.

10. INDEMNIFICATION BY PALWEB AND SUB. Palweb and Sub, jointly and severally, will indemnify and will pay to the Shareholder the amount of any loss, liability, obligation, debt, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), directly or indirectly, from and in connection with (a) any Breach of any representation or warranty made by Palweb or Sub in this Agreement or any Schedule or update to a schedule delivered by Palweb or Sub or in any certificate delivered by Palweb pursuant to this Agreement, or (b) any Breach by Palweb or Sub of any covenant or obligation of Palweb in this Agreement. Palweb and Sub will have no liability (for indemnification or otherwise) with respect to any representation or warranty made, or covenant or obligation to be performed and complied with, unless on or before the first anniversary of the Closing Date, the Shareholder notifies Palweb of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholder.

11. REMEDIES EXCLUSIVE. Except as otherwise provided in Section 12.1 relating to specific performance the remedies provided for in Sections 9 and 10 above shall be the exclusive remedies of the Parties and the Shareholder with respect to this Agreement and all or any aspect of the transactions contemplated herein.

12.      MISCELLANEOUS PROVISIONS.

         12.1 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are Breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity. If any action is brought by a Party to specifically enforce this Agreement, the Breaching Party shall waive any defense that there is an adequate remedy at law.

         12.2 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

         (a)      Palweb and Sub:           1607 W. Commerce Street
                                            Dallas, TX 75208
                                            Facsimile No.: 214/745-4578
                                            Attention: Paul A. Kruger

                  With a Copy to:           Crowe & Dunlevy
                                            1800 Mid-America Tower
                                            Oklahoma City, OK  73102
                                            Facsimile No.: 405/239-6651
                                            Attention:  Michael M. Stewart

         (b)      Target and Shareholder:   2500 S. McGee
                                            Norman, OK 73072
                                            Facsimile No.: 405/360-5354
                                            Attention: Mark R. Kidd

                  With a Copy to:           Andrews, Davis, Legg, Bixler,
                                            Milsten & Price
                                            500 West Main Street
                                            Oklahoma City, OK 73102
                                            Facsimile No.:405/235-8786
                                            Attention: Joe Rockett

         12.3 WAIVER. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.4 ENTIRE AGREEMENT AND AMENDMENT. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

         12.5 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         12.6 GOVERNING LAW. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Oklahoma, without regard to its conflict of laws principles.

         12.7 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of the Agreement and all of which, when taken together will be deemed to constitute one and the same agreement.

         12.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD PARTY RIGHTS. No Party may assign any of its rights or obligations under this Agreement without the prior consent of the other Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as set forth immediately below with respect to third party beneficiary rights of the Shareholder. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns; provided, however, that the Shareholder shall be deemed to be third party beneficiaries to the rights of Target under this Agreement and with respect to any provision hereunder for the Shareholder's benefit (including, without limitation, Section 10).

         12.10    CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS.

                  (a) Unless the context otherwise requires, (i) all references to Sections or Schedules are to Sections or Schedules of or to this Agreement; (ii) each term defined in this Agreement has the meaning assigned to it; (iii) "or" is disjunctive but not necessarily exclusive; and (iv) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  (c) Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (d) The word "including" means "including, without limitation," and does not limit the preceding words or terms.

                  (e) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         12.11 JURISDICTION AND VENUE. The Parties intend that all disputes concerning this Agreement shall be resolved by arbitration as provided below, unless arbitration shall be held by a court of competent jurisdiction to be unenforceable. In such event, the Parties agree that any suit, action or proceeding with respect to this Agreement may be brought in the Oklahoma state courts of competent jurisdiction in Cleveland County, Oklahoma or in the United States District Court in which the City of Norman is located. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         12.12    DISPUTE RESOLUTION. Except as otherwise provided in this
Section 12.12, in the event of any dispute, controversy or claim arising out of or relating to this Agreement or the Breach thereof, the Parties shall meet promptly (through representatives with authority to resolve the dispute). If the Parties cannot resolve the dispute within 30 days, the Parties shall arbitrate the dispute in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator, but the arbitration proceeding may not revoke or revise any provision of this Agreement. All arbitrators selected shall be independent third parties and shall have knowledge and experience in the matters addressed by the claim. Except as set forth in this
Section 12.12, arbitration shall be the sole and exclusive remedy between the Parties with respect to any dispute, protest, controversy or claim arising out of or relating to this Agreement, provided, the arbitrator shall not have the power or authority to award consequential, incidental or punitive damages. Unless all the Parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Kansas City, Missouri. The Parties consent to jurisdiction of, and agree that venue will lie in, any of the state and federal courts set forth in Section
12.11. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud or undue means of a Party or for evident partiality or corruption of the arbitrator. The Parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or a proceeding brought by all Parties to the dispute to vacate or modify an award, the initiation of any suit relating to a dispute that is arbitrable under this Agreement shall constitute a material Breach of this Agreement. However, the Parties hereby acknowledge that Breach of this Agreement may give rise to irreparable injury to the Parties, inadequately compensable in monetary damages alone, and notwithstanding anything to the contrary stated herein, the Parties shall be permitted to seek and obtain specific performance as provided in Section 12.1.

         12.13 PAYMENT OF EXPENSES. Each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

13.      DEFINITIONS.

         13.1 DEFINITIONS. Capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meanings ascribed to them in this Section 13.1 (such meanings applicable to both the singular and plural forms of the terms defined) as follows:

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "ASSETS" means assets, rights, properties and goodwill of any kind or type, tangible and intangible, real or personal, wheresoever located.

         "BREACH" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or
(ii) any claim by a third party which claim if true would result in a Breach of a representation, warranty, covenant, obligation, or other provision.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law, and the regulations promulgated thereunder.

         "COMMISSION" means the United States Securities and Exchange Commission, and any successor thereto.

         "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, mortgage, easement, servitude, right of way, encroachment, receipt of income, or exercise of any other attribute of ownership.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL ENTITY" means any domestic or foreign court, government or governmental or regulatory agency, authority, entity or instrumentality.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

         "INCOME TAX" means any federal, state, local or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "INCOME TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendments thereof.

         "INTELLECTUAL PROPERTY" means all domestic or foreign letters patent (including any reissue or re-examination thereof), patent applications (including any continuation, division, renewal or substitute thereof), patent licenses, inventions, software licenses, know-how licenses, trade names, trademark registrations and applications, service mark registrations and applications, common law trademarks and service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information capable of being set forth in
SCHEDULE 2.14 which is owned or used by Target.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" means an individual will be deemed to have "Knowledge," whether or not such term is capitalized herein, of a particular fact or other matter if such individual is actually aware of such fact or other matter after conducting a reasonable investigation. A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as a director, executive officer, partner, executor or trustee of such person (or in any similar capacity) has, at any time prior to Closing, had Knowledge of such fact or other matter.

         "LAWS" means all foreign, federal, state, county and local statutes, laws (including common law), ordinances, regulations, rules, resolutions, orders, codes, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person or to the businesses or assets and properties thereof (including, without limitation, Laws relating to securities registration and regulation, the sale, leasing, ownership or management of real property, employment practices, terms and conditions, and wages and hours, building standards land use and zoning, safety, health and fire prevention, and environmental protection, including Environmental Laws).

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty.

         "LIABILITIES" means any direct or indirect, or matured or unmatured, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether absolute, fixed, contingent or otherwise, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         "MERGER CONSIDERATION" means the shares of Palweb Common Stock that the Shareholder shall have a right to receive upon conversion of the Target Common Stock as provided in Section 1.4 hereof.

         "OGCA" means the Oklahoma General Corporation Act, as amended, or any successor law or regulations promulgated thereunder.

         "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" means the articles or certificate of incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

         "PERMITS" means all assignable franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the properties and assets and to carry on the business of any specified Person as it is now being conducted.

         "PERMITTED ENCUMBRANCES" means only those Encumbrances which do not and will not materially interfere with the use of, impair, or reduce the value of any Assets or Leased Real Property.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or any other entity, association or organization including a Governmental Entity.

         "PALWEB COMMON STOCK" means shares of common stock, par value $.10 per share, of Palweb.

         "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or informal), commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RECITALS" means the portion of this Agreement preceding Section 1.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law, and the regulations promulgated thereunder.

         "SHAREHOLDER" means Paul A. Kruger the holder of all of the Target Common Stock.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TARGET COMMON STOCK" means shares of common stock, par value $0.01 per share, of Target.

         "TAX" and any derivatives thereof, means and includes any and all federal, state, county, local, and foreign income (including gross, adjusted gross and supplemental net income), payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, recording, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, and environmental (including taxes under Code Section 59(A)) and any other tax, charge, fee, levy or assessment of the same or of a similar nature, including any and all interest, penalties and additions thereto, whether disputed or not.

         "TAX RETURN" means and includes any and all returns, forms, declarations, reports, claims for refund and information returns and statements relating to Taxes and any amendments thereto, and including any schedules or attachments thereto.

         "TBCA" means the Texas Business Corporation Act, as amended, or any successor law, or regulations promulgated thereunder.

         13.2 OTHER DEFINITIONS. Each of the following terms is defined in the Section set forth opposite such term.

                   "Palweb"                                     Recitals
                   "Palweb Commission Documents"                Section 3.5
                   "Agreement"                                  Recitals
                   "Audited Financial Statements"               Section 2.5
                   "Certificates of Merger"                     Section 1.7
                   "Closing"                                    Section 8.1
                   "Closing Date"                               Section 8.1
                   "Damages"                                    Section 9.2
                   "Target"                                     Recitals
                   "Effective Time"                             Section 1.7
                   "Financial Statements"                       Section 2.5
                   "Interim Balance Sheet"                      Section 2.5
                   "Interim Balance Sheet Date"                 Section 2.5
                   "Interim Financial Statements"               Section 2.5
                   "Merger"                                     Recitals
                   "Other Agreements"                           Section 3.2
                   "Party or Parties"                           Recitals
                   "Surviving Corporation"                      Section 1.2
                   "Unaudited Financial Statements"             Section 2.5
                   Year 2000 Problem                            Section 2.15

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                    "PALWEB"

                                    PALWEB CORPORATION

                                    By:
                                        ---------------------------
                                    Title:
                                           --------------------------


                                    "SUB"

                                    PP FINANCIAL, INC.

                                    By:
                                        ---------------------------
                                    Title:
                                           --------------------------


                                    "TARGET"

                                    PACE HOLDING, INC.


                                    By:
                                        ---------------------------
                                    Title:
                                          --------------------------

                                    "SHAREHOLDER"

                                    ------------------------------
                                    Paul A. Kruger

                                  SCHEDULE 2.1


                  None.

                                  SCHEDULE 2.3


         Paceco Financial Services, Inc. ("Paceco"), the subsidiary of Target, has agreed to obtain the consent of the Oklahoma Department of Securities to the Merger prior to the Closing of the Merger.

                                  SCHEDULE 2.4


         None.

                                 SCHEDULE 2.5(A)

                                 SCHEDULE 2.5(B)

                                 SCHEDULE 2.5(C)

                                  SCHEDULE 2.6


         Certain liabilities to which Paceco is subject are disclosed in
Schedule 2.10.

                                  SCHEDULE 2.7


         (a)      OFFICE LEASE.

         Lease of office space dated January 1, 2000 between Subsidiary and Onward, LLC providing for rent of $3,500 per month for a term of 24 months.

         (b)      EMPLOYMENT AGREEMENTS.

         Employment Agreements between Subsidiary and the following employees:

                           Margaret Heath
                           Donna McMahon

         (c)      CONSULTING AGREEMENT.

         Consulting Agreement between Subsidiary and L.O. and Albernice Pace ("Consultants") dated on or about November 1, 1997 providing for monthly consulting fees of $2,500 per month, automobile expenses and medical insurance for so long as either of the Consultants shall live.

         (d)      INVESTMENT CERTIFICATES PROMISSORY NOTES AND OTHER
                  INVESTMENTS.

         Subsidiary is obligated on investment certificates, passbook savings accounts, promissory notes and various other instruments entered into in the ordinary course of business.

                                  SCHEDULE 2.9

         None.

                                  SCHEDULE 2.10


         (a)      Oklahoma Department of Securities (File No. SE91493).

         As a result of an examination of Paceco by the Oklahoma Department of Securities ( the "DOS"), certain concerns have been raised involving certain related party transactions and certain alleged failures to comply with the Oklahoma Securities Act and regulations thereunder. The DOS has advised Paceco that the renewal of the registration of Paceco's investment certificates will be deferred until such concerns have been satisfied. Paceco is in the process of responding to the concerns of the DOS. While such examination is pending, Paceco by agreement with the DOS has suspended the offer or sale of investment certificates except to its existing customers and has agreed not to renew or otherwise offer or sell thirty month certificates. Paceco has represented to the DOS that Paceco intends to wind down the offer and sale of investment certificates over a twenty-four month period.

         (b)      SPRINGFIELD COACH BUILDERS, INC. VS. RICK ZACHARY, ET AL.

         Paceco was named a defendant in this action in the District Court of Oklahoma County on August 31, 1998. The suit alleges that Paceco converted a limousine in which Paceco held a security interest by obtaining title through fraudulent misrepresentations. Plaintiff seeks actual damages of a minimum of $10,000 and punitive damages. Paceco believes it has meritorious defenses to the action and intends to vigorously defend it. The case is in the early stages of discovery.

                                  SCHEDULE 2.11


         See Schedule 2.10

                                  SCHEDULE 2.14

         None.